SHIRE FINANCE LIMITED


                 2% Senior Guaranteed Convertible Notes Due 2011



                                  Guaranteed by


                         SHIRE PHARMACEUTICALS GROUP PLC



                               Purchase Agreement

                                                                 August 15, 2001
Bear, Stearns International Limited
Goldman Sachs International,
As representatives of the several Purchasers
     named in Schedule I hereto (the "Representatives"),
c/o Bear, Stearns International Limited
One Canada Square
London E14 5AD
England

Ladies and Gentlemen:

     Shire Finance Limited, an exempted limited company organized under the laws of the Cayman Islands (the "Company"), proposes, subject to the terms and conditions stated herein, to issue to subscribers procured by the Purchasers named in Schedule I hereto (the "Purchasers") or, failing which, to the Purchasers an aggregate of $350,000,000 principal amount of the 2% Senior Guaranteed Convertible Notes due 2011 (the "Firm Securities") and, at the election of the Purchasers, up to an aggregate of $50,000,000 additional aggregate principal amount thereof (the "Optional Securities") (the Firm Securities and the Optional Securities are herein collectively called the "Securities"). The Securities, which are guaranteed by Shire Pharmaceuticals Group plc, a public limited liability company organized under the laws of England and Wales ("Shire"), will be convertible into exchangeable redeemable preference shares of the Company (the "Preference Shares") and then will be exchanged for ordinary shares of the capital stock of Shire in the form of ordinary shares or American Depositary Shares (the "ADSs") or, at the option of Shire, cash. Payments of dividends and liquidation preferences on the Preference Shares will be guaranteed by Shire pursuant to a guarantee agreement between Shire and The Bank of New York (the "Guarantee"). The ADSs are to be issued pursuant to a deposit agreement (the "Deposit Agreement"), dated as of March 20, 1998, as amended, among Shire, Morgan Guaranty Trust Company of New York, as depositary (the "Depositary"), and holders from time to time of the American Depositary Receipts (the "ADRs") issued by the Depositary and evidencing the ADSs. The Securities, the ordinary shares and the ordinary shares underlying the ADSs will have the benefit of a Registration Rights Agreement to be dated as of August 21, 2001, among Shire, the Company and the Purchasers (the "Registration Rights Agreement").

     1. The Company and Shire jointly and severally represent and warrant to, and agree with, each of the Purchasers that:

          (a) An offering circular (the "Offering Circular") has been prepared in connection with the offering of the Securities, the Preference Shares issuable upon conversion thereof and the ordinary shares and ADSs issuable upon exchange of the Preference Shares. Any reference to the Offering Circular shall be deemed to refer to and include (i) Shire's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001, Proxy Statement for the Extraordinary General Meeting of Shareholders filed on March 1, 2001, Proxy Statement for the 2000 Annual Meeting of Shareholders filed on April 30, 2001 and Current Reports on Form 8-K filed on May 4, May 11, July 17, July 23, as amended, and July 25 and any other Current Reports which are incorporated therein); (ii) BioChem Pharma Inc.'s annual report on Form 20-F for the year ended December 31, 1999, current reports on Form 6-K filed on January 10, January 26, February 15, March 6, March 9, March 15, April 3, April 11, April 20, April 27, April 28, May 1, May 24, June 19, June 27, July 11, July 18, July 26, August 4, August 28, September 22, October 26, November 1, November 15, November 20, December 1, December 11, December 13, December 18, December 22 and December 31, 2000, and current reports on Form 6-K filed on January 10, January 26, February 1, February 6, March 1, March 28, March 30 and April 5, 2001; and (iii) any other documents filed with or furnished to the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") on or prior to the date of the Offering Circular and expressly incorporated by reference therein, and any reference to the Offering Circular as amended or supplemented as of any specified date shall be deemed to include any documents filed with or furnished to the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Offering Circular and prior to such specified date; and all documents filed or furnished under the Exchange Act and so deemed to be included in the Offering Circular or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports." The Exchange Act Reports, when they were or are filed with or furnished to the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

          (b) If Securities are listed on the London Stock Exchange, (i) the Listing Particulars to be prepared by the Company and Shire relating to the Securities (the "Listing Particulars"), when published, will contain all particulars and information required by, and will comply with, the Companies Act 1985 of Great Britain (the "Companies Act"), the Financial Services Act 1986 of the United Kingdom (the "FSA"), the listing rules made by the United Kingdom Listing Authority (the "UKLA") pursuant to Part IV of the FSA (the "Listing Rules") and, so far as the Company and Shire are aware (having not made inquiries other than in respect of matters relating to the United Kingdom), all other relevant statutes and regulations and
     (ii) having regard to the particular nature of the Company, Shire and each of Shire's subsidiaries and Shire's and the Company's share capital and the other matters referred to in Sections 146(2) and (3) of the FSA (other than, in the case of the Offering Circular, the information required by
     Section 146(3)(d) of the FSA), the Offering Circular contains and the Listing Particulars will contain all such information as investors and their professional advisers would reasonably require, and reasonably expect to find there, for the purposes of making an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the Company, Shire and Shire's subsidiaries, and of the rights attached to the Securities, the Preference Shares and the ordinary shares;

          (c) If an application is made for the Securities to be admitted to the Official List of the UKLA, all statements made in writing by or on behalf of the Company or Shire in connection with any application to the UKLA for certain information to be omitted from the Listing Particulars will be true and accurate in all material respects and will not be materially misleading, and there are no material facts which will not be disclosed to the UKLA in connection therewith which by their omission would make any such statements misleading in any material respect or which would be material for disclosure to the UKLA, and there are no matters other than those that will be disclosed in the Listing Particulars or otherwise disclosed in writing to the UKLA that should be taken into account by the UKLA in considering the suitability for listing of the Securities or the ordinary shares;

          (d) If an application is made to list the Securities on the Luxembourg Stock Exchange, the Offering Circular, as may be supplemented for the purpose of such application, will contain all information required by and will comply with all relevant requirements of the Luxembourg Stock Exchange; and such application will be made in accordance with all applicable requirements;

          (e) Neither Shire nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given or incorporated by reference in the Offering Circular, there has not been any material change in the capital stock (other than pursuant to the exercise of outstanding options, the exchange of Exchangeable Shares of Shire Acquisition Inc., the conversion of Shire's unsecured convertible zero coupon loan note due to Arenol Corporation and the exchange of any remaining shares of Roberts Pharmaceutical Corporation) or long-term debt of Shire or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of Shire and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular;

          (f) Shire and its subsidiaries have good and marketable title in fee simple to all real property of which they hold the freehold interest and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Shire and its subsidiaries; and any material real property and buildings held under lease by Shire and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Shire and its subsidiaries;

          (g) Shire has been duly incorporated and is validly existing as a public limited liability company under the laws of England and Wales, with power and authority to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of Shire, including the Company, has been duly organized and is validly existing in good standing (to the extent such concept exists) under the laws of its jurisdiction of organization; and the Company has power and authority to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

          (h) Each of the Company and Shire has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares in the capital of the Company and Shire have been duly and validly authorized and issued and are fully paid and non-assessable; the holders of outstanding shares in the capital of Shire are not entitled to preemptive or other rights to acquire the ordinary shares or the ADSs which have not been complied with or waived; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from Shire, or obligations of Shire to issue, ordinary shares or any other class of share capital of Shire or shares in the capital of any subsidiary of Shire, other than the outstanding options pursuant to employee share schemes described in the Offering Circular, the

     Exchangeable Shares of Shire Acquisition Inc., Shire's unsecured convertible zero coupon loan note due to Arenol Corporation and any remaining shares of Roberts Pharmaceutical Corporation; the Preference Shares issuable upon conversion of the Securities, when duly and validly authorized, issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Preference Shares contained in the Offering Circular; the ordinary shares of Shire issuable upon exchange of the Preference Shares have been duly and validly authorized and reserved for issuance and, when issued in accordance with the provisions of the Indenture referred to below, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the ordinary shares contained in the Offering Circular and may be freely deposited by or on behalf of Shire with the Depositary against issuance of ADRs evidencing ADSs;

          (i) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture to be dated as of August 21, 2001 (the "Indenture") among the Company, Shire and The Bank of New York, as Trustee (the "Trustee"), under which they are to be issued; each of the Indenture and the Registration Rights Agreement has been duly authorized by the Company and Shire and, when executed and delivered by the parties thereto, will constitute valid and legally binding obligations of the Company and Shire, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities, the Indenture and the Registration Rights Agreement will be in substantially the form previously delivered to you;

          (j) The Deposit Agreement has been duly authorized, executed and delivered by Shire and constitutes a valid and legally binding agreement of Shire, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and upon due issuance by the Depositary of ADRs evidencing ADSs and the deposit of ordinary shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement;

          (k) The Guarantee has been duly authorized and, when executed and delivered by the parties thereto, will constitute valid and legally binding obligations of Shire, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Guarantee will be in substantially the form previously delivered to you;

          (l) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the issue of the Securities) will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

          (m) The issue of the Securities by the Company hereunder, the issuance of the Preference Shares by the Company upon conversion of the Securities, the issuance of the ordinary shares and the deposit of the ordinary shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs, and the compliance by the Company and Shire with all of the provisions of the Securities, the Preference Shares, the Indenture, the Registration Rights Agreement, the Guarantee, the Deposit Agreement, this Agreement and the consummation of the transactions herein and therein contemplated will not, subject, in the case of the issuance of the Preference Shares, to the adoption by the Company of the Amended and Restated Memorandum and Articles of Association incorporating the terms of the Preference Shares, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Shire or any of Shire's subsidiaries is a party or by which the Company, Shire or any of Shire's subsidiaries is bound or to which any of the property or assets of the Company, Shire or any of Shire's subsidiaries is subject, except for any such conflict, breach, violation or default which would not have a current or future material adverse affect on the consolidated financial position, shareholders' equity, results of operations, earnings, business or organizations of Shire and its subsidiaries, taken as a whole (a "Material Adverse Effect") nor will such action result in any violation of the provisions of the Articles of Association of the Company or Shire or any statute or any order, rule or regulation of any court, central bank, stock exchange or governmental agency or body in the United States, the United Kingdom or the Cayman Islands (each, a "Governmental Agency") having jurisdiction over the Company, Shire or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Agency (each, a "Governmental Authorization") is required for the issue and sale of the Securities, the issue of the Preference Shares and the ordinary shares, the deposit of the ordinary shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs or the consummation by the Company and Shire of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Guarantee, the Deposit Agreement or the Indenture, except for having the Securities and, subject to notice of issuance, the ordinary shares either admitted to the Official List of the UKLA and to trading on the London Stock Exchange or listed on the Luxembourg Stock Exchange, as the case may be, the filing of a registration statement by the Company and Shire with the Commission pursuant to the United States Securities Act of 1933, as amended (the "Act") in accordance with the Registration Rights Agreement and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended ("TIA"), and such Governmental Authorizations as may be required under state securities or Blue Sky laws in connection with the subscription and distribution of the Securities by the Purchasers;

          (n) Neither the Company, Shire nor any of Shire's subsidiaries is in violation of its constituent documents or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such default as would not result in a Material Adverse Effect;

          (o) The statements set forth in the Offering Circular under the captions "Description of Notes," "Description of Preference Shares", "Description of Ordinary Shares" and "Description of American Depositary Shares and American Depositary Receipts", insofar as they purport to constitute a summary of the terms of the Securities, the Indenture, the Registration Rights Agreement and the Guarantee; the Preference Shares; the ordinary shares; and the Deposit Agreement, the ADSs and the ADRs, respectively, and under the captions "Certain Cayman Islands, United Kingdom and United States Tax Consequences" and "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

          (p) Other than as set forth or contemplated in the Offering Circular, there are no legal or governmental proceedings pending to which Shire, the Company or any of Shire's subsidiaries is a party or of which any property of Shire, the Company or any of Shire's subsidiaries is the subject that are reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect; and, to the best of Shire's and the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (q) No Governmental Authorization is required to effect payments of principal, premium, if any, and interest on the Securities or dividend payments or other distributions on the Preference Shares, the ordinary shares or the ADSs;

          (r) All dividend payments or other distributions on the ordinary shares and the ADSs may under the current law and regulations of the United Kingdom be paid in pounds sterling that may be converted into foreign currency that may be freely transferred out of the United Kingdom, and all such dividends and other distributions on the ordinary shares and the ADSs will not be subject to withholding or other taxes under the laws and regulations of the United Kingdom and are otherwise free and clear of any other tax, withholding or deduction in the United Kingdom and without the necessity of obtaining any Governmental Authorization in the United Kingdom (other than, in each case, U.K. tax on income or profits of any Purchaser who is resident in the United Kingdom or carries on a trade in the United Kingdom through a branch or agency);

          (s) Other than as disclosed in the Offering Circular, no ad valorem stamp duty, stamp duty, stamp duty reserve tax or issue, documentary certification or other similar tax imposed by any government department or other taxing authority whether of or in the United Kingdom, the United States or the

     Cayman Islands (each, a "Transfer Tax") and no capital gains, income, withholding or other taxes imposed by any such entity whether of or in the United Kingdom, the United States or the Cayman Islands is payable in connection with (i) the issuance and the delivery by the Company of the Securities to or for the respective accounts of the Purchasers or the subscribers or purchasers procured by them, (ii) the offering, sale and delivery of the Securities by the Purchasers to the initial purchasers,
     (iii) the issuance and delivery of the Preference Shares or the ordinary shares or (iv) the deposit with the Depositary or its nominee of the ordinary shares by Shire against the issuance of the ADRs evidencing ADSs (other than, in each case, U.K. or U.S. tax on income, profits or gains from the sale of the Securities, the Preferred Shares or the ordinary shares and on the income or capital gains of any person who is resident in the United Kingdom or the United States, respectively, or carries on a trade in the United Kingdom or the United States, respectively, through a branch or agency);

          (t) Shire, the Company and each of Shire's subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their properties and conduct its businesses as described in the Offering Circular, except where the failure to have them would not result in a Material Adverse Effect;

          (u) None of Shire, the Company nor any of Shire's subsidiaries have taken, directly or indirectly, any action which was designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of Shire or the Company in connection with the offering of the Securities;

          (v) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

          (w) Shire is subject to Section 13 or 15(d) of the Exchange Act;

          (x) Neither the Company, nor any affiliate of the Company, nor any person acting on its or their behalf (other than the Purchasers, as to whom no representation or warranty is given) has offered or sold the Securities by means of any (i) general solicitation or general advertising within the meaning of Rule 502(c) under the Act and (ii) any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than the Purchasers, as to whom no representation or warranty is given) has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

          (y) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or issued to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or issued to the Purchasers hereunder. The Company and Shire will take reasonable precautions designed to ensure that any offer or issue, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any

     Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Bear, Stearns International Limited), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

          (z) The Company and Shire are not and, after giving effect to the offering and issue of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (aa) Each of Shire and the Company believes it is not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and is not likely to become a PFIC;

          (bb) Arthur Andersen, who have certified certain financial statements of Shire and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (cc) The Company is a "foreign private issuer" (as such term is defined in the rules and regulations under the Exchange Act);

          (dd) The audited combined balance sheet, the consolidated profit and loss account and the consolidated cash flow statements of Shire and its subsidiaries (including the notes thereto) for the years ended December 31, 1998, 1999 and 2000 and the unaudited combined balance sheet, the consolidated profit and loss account and the consolidated cash flow statement of Shire and its subsidiaries for the six month period ended June 30, 2001, included or incorporated by reference in the Offering Circular have been prepared with all relevant Statements of Standard Accounting Practice and Financial Reporting Standards currently in force and generally accepted accounting principles in the United States ("US GAAP"), consistently applied, and (i) present fairly the financial condition of the Company and its subsidiaries, as at the end of each of the relevant financial periods, and the results and cashflows of Shire and its subsidiaries, for each such period subject, in the case of the unaudited combined balance sheet, profit and loss account and consolidated cash flow, to customary year-end adjustments, (ii) in accordance with such Statements of Standard Accounting Practice, Financial Reporting Standards and such accounting principles, make proper provision for all liabilities, whether actual, deferred or contingent, and (iii) have been prepared after due and careful inquiry by Shire and, where applicable, its subsidiaries.

          (ee) Shire and each of its subsidiaries owns or possesses adequate rights to use pursuant to license, sublicense, agreement or permission all material patents, patent applications, trademarks, service marks, trade names, domain names, design rights, copyrights, database rights, topography rights, trade secrets and other know-how rights, rights in confidential information, proprietary rights and processes (in each case whether registered or unregistered and including applications for registration) arising or subsisting anywhere in the world ("Intellectual Property") necessary for the operation of the business of Shire and its subsidiaries as a whole as described in the Offering Circular. In respect of Intellectual Property devised, developed or created by or on behalf of Shire, which is used or which Shire expects to use, in Shire's current or foreseeable future business, or which is necessary for the operation of the business of Shire and its subsidiaries as described in the Offering Circular, Shire has taken all steps necessary to secure rights to such Intellectual Property from its employees and third party creators of that Intellectual Property; to the best of Shire's knowledge, none of the material technology or other Intellectual Property employed by Shire or any of its subsidiaries has been obtained or is being used by Shire or any of its subsidiaries in violation of any law or any contractual or fiduciary obligation binding upon Shire, any of its subsidiaries or any of their respective directors or executive officers or any of their respective employees. Except as described in the Offering Circular, to Shire's knowledge, neither Shire nor any of its subsidiaries has interfered with, infringed upon, misappropriated or violated any Intellectual Property of any third party and the continued operation of the business of Shire and its subsidiaries as described in the Offering Circular will not result in the same where any such event or circumstance would reasonably be expected to have a Material Adverse Effect; and except as described in the Offering Circular, Shire and its subsidiaries have not received and, to the best of Shire's knowledge, are not aware of any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Shire or any of its subsidiaries must take a license of or refrain from using any Intellectual Property of any third party) that would have a Material Adverse Effect, and, except as described in the Offering Circular, there are no actions, suits or judicial proceedings relating to Intellectual Property to which Shire or any of its subsidiaries is subject, and no such actions, suits or judicial proceedings are, to the best of Shire's knowledge, threatened by governmental authorities or other third parties; to the best of Shire's knowledge, except as described in the Offering Circular, there is no patent or published patent application which contains claims that dominate or may dominate any Intellectual Property described in the Offering Circular as being owned by or licensed to Shire or that interferes with the issued or pending claims of any such Intellectual Property; and, to the best of Shire's knowledge, except as described in the Offering Circular, there is and has been no infringement, interference, misappropriation or violation by any third parties of any Intellectual Property owned by Shire or any of its subsidiaries; and Shire and its subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized use dissemination or publication of its trade secrets, proprietary information and other confidential information; and

          (ff) Shire and its subsidiaries (i) are in compliance with any and all applicable laws and all rules, regulations and orders relating to the protection of human health and safety (including occupational health and safety), the manufacture, processing, distribution, use, handling, transportation, disposal, treatment, storage or release of chemicals, pollutants, contaminants, wastes or hazardous or toxic substances or the protection or restoration of the environment or wildlife (collectively, "Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect; and to Shire's knowledge, no material expenditures are or will be required to comply with the Environmental Laws.

     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue to the subscribers procured by the Purchasers or, failing which, to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to procure subscribers for or, failing which, to subscribe, at a subscription price per Security of $1,000, the aggregate principal amount of Firm Securities set forth opposite the name of such Purchaser in Schedule I hereto and (b) in the event and to the extent that the Purchasers shall exercise the election to require the Company to issue Optional Securities as provided below, the Company agrees to issue to each of the subscribers procured by the Purchasers or, failing which, to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to procure subscribers for or, failing which, to subscribe, at the subscription price per Security set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the number of Optional Securities set forth opposite the name of such Purchaser in
Schedule I hereto and the denominator of which is the maximum number of Optional Securities hereunder.

     The Company hereby grants to the Purchasers the right to procure subscribers for or, failing which, to subscribe, at their election, up to $50,000,000 aggregate principal amount of Optional Securities, at the subscription price per Security set forth in clause (a) of the paragraph above. Any such election may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date hereof and setting forth the aggregate principal amount of Optional Securities to be subscribed and the date on which such Optional Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     As compensation to the Purchasers for their commitments hereunder, the Company at each Time of Delivery (as defined in Section 4 hereof) will pay to the Representatives, for the accounts of the several Purchasers, an underwriting commission equal to $22.50 per Security to be delivered by the Company hereunder at such Time of Delivery.

     The Purchasers may accept payment of the underwriting commission by offsetting the amount thereof against the payment of the subscription price for the Firm Securities or Optional Securities.

     3. Upon the authorization by the Representatives of the release of the Firm Securities, the several Purchasers propose to procure subscribers for the Firm Securities upon the terms and conditions set forth herein and in the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company and Shire that:

          (a) It will offer and sell the Securities only (i) to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

          (b) It is an "accredited investor" within the meaning of Rule 501 under the Act; and

          (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

     4. The Securities that the Purchasers procure subscribers for or, failing which, subscribe hereunder shall be delivered by or on behalf of the Company to Goldman Sachs International, for the respective accounts of such subscribers or Purchasers, as the case may be, against payment by or on behalf of such subscribers or Purchasers, respectively, of the subscription price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 2:00 p.m., London time, on August 21, 2001, or such other time and date as Goldman Sachs International and the Company may agree upon and, with respect to the Optional Securities, 2:00 p.m., London time, on the dates specified by Goldman Sachs International in the written notices given by Goldman Sachs International of the Purchasers' elections to procure subscribers for or, failing which, to subscribe such Optional Securities, or such other time and date as Goldman Sachs International and the Company may agree upon; provided, that there shall be no more than two such times and dates with respect to the Optional Securities. Such time and date for delivery of the Firm Securities is herein called the "First Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery". It is understood that the Securities will initially be represented by global securities in book-entry form (the "Global Securities"), one of which will be deposited by or on behalf of the Company with The Depositary Trust Company ("DTC") or its nominee and the other of which will be deposited by or on behalf of the Company with The Bank of New York, as common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, S.A. (the "Common Depositary"). The Global Securities will be made available for checking at least twenty-four hours prior to the Time of Delivery through the facilities of the Book-Entry Depositary and the Common Depositary.

     The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(j) hereof, will be delivered at the offices of Cleary, Gottlieb, Steen and Hamilton, City Place House, 55 Basinghall Street, London EC2V 5EH, telephone: +44 (0)20 7614 2220, facsimile: +44 (0)20 7600 1698 (the "Closing
Location"), and the Securities will be delivered through the facilities of DTC and the Common Depositary, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., London time, on the Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in London or New York City are generally authorized or obligated by law or executive order to close.

     5. The Company and Shire agree with each of the Purchasers as follows:

          (a) To prepare the Offering Circular in a form approved by the Representatives; and to make no further amendment or any supplement to the Offering Circular prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; and to file promptly all reports required to be filed by Shire with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Offering Circular and for so long as the delivery of an offering circular is required in connection with the offering or sale of the Securities;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities, the Preference Shares issuable upon conversion of the Securities or the ordinary shares and ADSs issuable in exchange for the Preference Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Securities by the Purchasers, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or be subjected to taxation in more than a nominal amount;

          (c) Prior to 10:00 a.m., London time, on the third London Business Day after the date hereof, or as soon thereafter as is practicable, and from time to time, to furnish the Purchasers with copies of the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional written and electronic copies thereof in London in such quantities as the Representatives may reasonably request, and, if the delivery of an Offering Circular is required at any time prior to the expiration of six months after the time of issue of the Offering Circular in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular or to file under the Exchange Act any document incorporated by reference in the Offering Circular in order to comply with the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Purchaser and to any dealer in Securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

          (d) During the period beginning from the date hereof and continuing to the date 90 days after the date hereof, (i) not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company or Shire that are substantially similar to the Securities, the Preference Shares, the ordinary shares or the ADSs, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, including the Exchangeable Shares of Shire Acquisition Inc., Shire's unsecured convertible zero coupon loan note due to Arenol Corporation and any remaining shares of Roberts Pharmaceutical Corporation); and (ii) not to permit any of the officers and directors of Shire to engage in any of the aforementioned transactions on their own behalf, in each case without your prior written consent; provided, however, that (i) after September 8, 2001, Dr. Francesco Bellini may exercise options representing the right to receive up to 3,413,550 ordinary shares or ADSs representing 3,413,550 ordinary shares and sell or otherwise dispose of such ordinary shares or ADSs; and (ii) James Grant may exercise options representing the right to receive up to 179,321 ordinary shares or ADSs representing up to 179,321 ordinary shares and sell or dispose of such ordinary shares or ADSs;

          (e) Not to be or become, at any time prior to the expiration of three years after the last Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

          (f) If at any time Shire is exempt from registration under Section 12(b) of the Exchange Act and is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

          (g) To use their best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

          (h) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of Shire, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of Shire is listed; and (ii) such additional information otherwise generally made publicly available concerning the business and financial condition of Shire as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of Shire and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

          (i) During the period of two years after the Time of Delivery, not to, and not to permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities that constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

          (j) Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or Shire to facilitate the issue or sale of the Securities, the Preference Shares, the ordinary shares or the ADSs;

          (k) To use the net proceeds received from the issue of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds";

          (l) In the case of Shire, to reserve and keep available at all times, free of preemptive rights, ordinary shares for the purpose of satisfying any obligation to issue ordinary shares in exchange for the Preference Shares;

          (m) To use their best efforts to have, subject to notice of issuance, the ordinary shares admitted to the official list of the UKLA and admitted to trading on the London Stock Exchange, and to comply with all filing and other requirements under the Companies Act, the FSA, the Listing Rules and all other relevant statutes and regulations;

          (n) To use their best efforts to have, prior to September 30, 2001, the Securities (i) admitted to the official list of the UKLA and admitted to trading on the London Stock Exchange or (ii) listed on the Luxembourg Stock Exchange; and

          (o) To pay or cause to be paid any stamp duty or stamp duty reserve tax imposed by the United Kingdom upon the issue of the ordinary shares to the Depositary.

     6. The Company and Shire covenant and agree with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and Shire's counsel and accountants in connection with the issue of the Securities, the Preference Shares issuable upon conversion of the Securities and the ordinary shares and ADSs issuable in exchange for the Preference Shares and all other expenses in connection with the preparation and printing of the Offering Circular and amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers; (ii) all expenses in connection with the qualification of the Securities, the ordinary shares and the ADSs for offering and sale under state securities laws as provided in Section 5(b) hereof; (iii) all fees and expenses in connection with listing the Securities on the official list of the UKLA and admission of the Securities to trading on the London Stock Exchange; (iv) the cost of preparing certificates for the Securities; (v) any fees charged by securities rating services for rating the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs; (viii) any costs incurred in connection with the designation of the Securities for trading in PORTAL and the listing and admission of the ordinary shares and ADSs issuable in exchange for the Preference Shares; and (ix) the fees, disbursements and expenses of the Company's counsel and Shire's counsel and accountants in connection with the registration of the Securities, the ordinary shares and the ADSs under the Act.

     7. The obligations of the Purchasers hereunder shall be subject, in their discretion, at each Time of Delivery, to the condition that all representations and warranties and other statements of the Company and Shire herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and Shire shall have performed in all material respects all of their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) Cleary, Gottlieb, Steen & Hamilton, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

          (b) Cahill, Gordon & Reindel, U.S. counsel for Shire, shall have furnished to you their written opinion, dated such Time of Delivery, in substantially the form attached hereto as Exhibit A;

          (c) Slaughter and May, English counsel for Shire, shall have furnished to you their written opinion, dated such Time of Delivery, in substantially the form attached hereto as Exhibit B;

          (d) Tatjana May, General Counsel of Shire, shall have furnished to you her written opinion, dated such Time of Delivery, in substantially the form attached hereto as Exhibit C;

          (e) Maples and Calder Europe, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in substantially the form attached hereto as Exhibit D;

          (f) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Arthur Andersen shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Exhibit E hereto;

          (g) (i) Neither Shire nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated or incorporated by reference in the Offering Circular, and
     (ii) since the respective dates as of which information is given or incorporated by reference in the

     Offering Circular there shall not have been any change in the capital stock or long-term debt of Shire or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of Shire and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the issuance, sale or delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Offering Circular;

          (h) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, NASDAQ, the London Stock Exchange or the Toronto Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ or the London Stock Exchange; (iii) a general moratorium on commercial banking activities in New York, the United Kingdom, Canada or the Cayman Islands declared by the relevant authorities;
     (iv) a change or development involving a prospective change in U.K. taxation adversely affecting Shire, the Company, the Securities or the transfer thereof or the imposition or proposal of exchange controls by the United States, the United Kingdom or the Cayman Islands; (v) the outbreak or escalation of hostilities involving the United States, the United Kingdom, Canada or the Cayman Islands or the declaration by the United States, the United Kingdom, Canada or the Cayman Islands of a national emergency or war, if the effect of any such event specified in this clause
     (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the issuance, sale or delivery of the Securities on the terms and in the manner contemplated in the Offering Circular; or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, the United Kingdom, Canada, the Cayman Islands or elsewhere which, in the judgment of the Representatives would materially and adversely affect the financial markets or the market for the Securities and other debt securities;

          (i) The Company, Shire and The Bank of New York shall have executed and delivered the Indenture and the Company and Shire shall have executed and delivered the Registration Rights Agreement;

          (j) The Securities shall have been designated for trading on PORTAL;

          (k) Shire shall have furnished or caused to be furnished to you lock-up letters from each of its officers and directors in form and substance satisfactory to you consistent with Section 5(d);

          (l) Shire shall have caused an election for the Company to be filed with the U.S. Internal Revenue Service to disregard the Company as an entity separate from its owner for U.S. federal income tax purposes, where the effective date of that election shall be on or prior to the day preceding the date of issuance of the Securities; and

          (m) Each of the Company and Shire shall have furnished or caused to be furnished to you at such Time of Delivery certificates of its officers, satisfactory to you as to the accuracy of the representations and warranties of the Company and Shire herein at and as of such Time of Delivery, as to the performance by the Company and Shire, in all material respects, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (g)(i) and (ii) of this Section and as to such other matters as you may reasonably request.

     8. (a) The Company and Shire, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Shire shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or Shire by any Purchaser through the Representatives expressly for use therein.

     (b) Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company and Shire against any losses, claims, damages or liabilities to which the Company or Shire may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or Shire by such Purchaser through the Representatives expressly for use therein; and will reimburse the Company and Shire for any legal or other expenses reasonably incurred by the Company or Shire in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless such indemnified party shall have reasonably concluded that there may be defenses available to it that are different from or additional to those available to one or all of the indemnifying parties, in which case the indemnifying party's liability for the fees and expenses of the indemnified party's counsel shall continue. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and/or Shire on the one hand and the Purchasers on the other from the issue and subscription of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and/or Shire on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and/or Shire on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities subscribed under this Agreement (before deducting expenses) received by the Company and/or Shire bear to the total underwriting commissions received by the Purchasers with respect to the Securities subscribed under this Agreement, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Shire on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Shire and the Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company's and Shire's obligations under this subsection (d) are joint and several.

     (e) All sums payable to an indemnified party under this Section 8 shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law. If the deduction or withholding is required by U.K. law, the indemnified party shall be paid such additional amount as shall be required to ensure that the net amount received by the payee will equal the full amount which would have been received by it had no deduction or withholding been made; provided, however, that, to the extent that any indemnified party or any associated person actually receives a credit, relief, remission or repayment of any nature in respect of or relating to the deduction or withholding, the indemnified party shall pay an amount equal to the credit, relief, remission or repayment to the party who made the increased payment pursuant to this clause.

     (f) The obligations of the Company and Shire under this Section 8 shall be in addition to any liability which they may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Shire and the Company and to each person, if any, who controls Shire and the Company within the meaning of the Act.

     9. (a) If any Purchaser shall default in its obligation to procure subscribers for or, failing which, to subscribe the Securities which it has agreed to do so hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to subscribe such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the subscription of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to subscribe such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the subscription of such Securities, or the Company notifies you that it has so arranged for the subscription of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

     (b) If, after giving effect to any arrangements for the subscription of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which have not been subscribed does not exceed one-tenth of the aggregate principal amount of all the Securities to be issued at such Time of Delivery, then the Company shall have the right to require each non-defaulting Purchaser to procure subscribers for or, failing which, to subscribe the principal amount of Securities which such Purchaser agreed to do so hereunder at such Time of Delivery and, in addition, to require each non-defaulting Purchaser to procure subscribers for or, failing which, to subscribe its pro rata share (based on the principal amount of Securities which such Purchaser agreed to procure subscribers for or, failing which, to subscribe hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     (c) If, after giving effect to any arrangements for the subscription of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unsubscribed exceeds one-tenth of the aggregate principal amount of all the Securities to be issued at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to procure subscribers for or, failing which, to subscribe, Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to an Optional Time of Delivery, the obligation of the Purchasers to procure subscribers for or, failing which, to subscribe and of the Company to issue the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, Shire and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, the Company, Shire or any officer or director or controlling person of the Company or Shire and shall survive delivery of and payment for the Securities.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and Shire shall not then be under any liability to any Purchaser except as provided in Section 6 and Section 8 hereof, but, if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through Bear,

Stearns International Limited for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the subscription, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Purchaser in respect of the Securities not so delivered except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Bear, Stearns International Limited on your behalf.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to the Purchasers in care of Bear, Stearns International Limited, One Canada Square, London E14 5AD, Attention: Equity Capital Markets, facsimile no. +44 20 7516 5187, with a copy to; Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England, Attention:
Equity Capital Markets, facsimile transmission no. +44 20 7774 5670; and if to the Company shall be delivered or sent by registered mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular,
Attention: Company Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, Shire and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and Shire and each person who controls the Company, Shire or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement.

     15. Each of the parties hereto irrevocably (a) agrees that any legal suit, action or proceeding against the Company or Shire brought by any Purchaser or by any person who controls any Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby or any other document delivered hereunder may be instituted in any U.S. federal or New York court located in the Borough of Manhattan, The City of New York, New York, (b) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (c) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Nothing herein shall preclude any legal suit, action or proceeding against the Company or Shire being instituted in a court in London, England. The Company has appointed CT Corporation System, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Purchaser or by any person who controls any Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

     16. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company and Shire will indemnify each Purchaser against any loss incurred by such Purchaser as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which an Purchaser is able to purchase United States dollars with the amount of the judgment currency actually received by such Purchaser. The foregoing indemnity shall constitute a separate and independent obligation of the Company and Shire and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars. The Company's and Shire's obligations under this Section 16 are joint and several.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

     18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Purchasers, Shire and the Company.



                             Shire Finance Limited


                             By: ..............................................
                                 Name:
                                 Title:



                             Shire Pharmaceuticals Group plc


                             By: ..............................................
                                 Name:
                                 Title:





Accepted as of the date hereof:

Bear, Stearns International Limited


By:............................................
               (Attorney-in-fact)


Goldman Sachs International


By:............................................
               (Attorney-in-fact)

         On behalf of each of the Purchasers

                                   SCHEDULE I
                                                                      Aggregate
                                                                   Principal Amount          Aggregate Principal
                                                                       of Firm                Amount of Optional
                                                                      Securities               Securities to be
                                                                   to be Subscribed             Subscribed if
                                                                                                Maximum Option
                                                                                                  Exercised
                          Purchaser

Bear, Stearns International Limited..............................    $157,500,000             $180,000,000
Goldman Sachs International......................................     157,500,000              180,000,000
Merrill Lynch International Limited..............................      26,250,000               30,000,000
WestLB Panmure Limited...........................................       8,750,000               10,000,000







                                                               -------------------       --------------------------
                  Total..........................................  $350,000,000                 $400,000,000
                                                               ===================       ==========================

                                                                         ANNEX I

                              SELLING RESTRICTIONS



     (1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule
144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."


Terms used in this paragraph have the meanings given to them by Regulation S.

     Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

     (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

     (3) Each Purchaser further represents and agrees that (a) it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the

United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

     (4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with the Representatives' express written consent and then only at its own risk and expense.

     (5) Each Purchaser agrees that it will not offer, sell, transfer or deliver Securities in or from The Netherlands, as part of their initial distribution or as part of any re-offering, and will not distribute or circulate the Offering Circular or any other document in respect of the offering in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

     (6) No invitation to the public in the Cayman Islands to subscribe for or purchase any of the Securities or Preference Shares may be made unless the Company is, at the relevant time, listed on the Cayman Islands Stock Exchange.

                                                                       EXHIBIT A

     Cahill, Gordon & Reindel, U.S. counsel for Shire, shall furnish an opinion pursuant to Section 7(b) in the following form:



                                    [to come]

                                                                       EXHIBIT B


     Slaughter and May, English counsel to Shire, shall furnish an opinion pursuant to Section 7(c) in the following form:

                                    [to come]

                                                                       EXHIBIT C

     Tatjana May, General Counsel of Shire, shall furnish an opinion pursuant to
Section 7(d) in the following form:

     (i) As of July 23, 2001, Shire had been duly qualified as a foreign corporation for the transaction of business and, to the best of such counsel's knowledge, (a) was in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or (b) was subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of Shire, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

     (ii) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which Shire or any of its subsidiaries is a party or of which any property of Shire or any of its subsidiaries is the subject which, if determined adversely to Shire or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

     (iii) To the best of such counsel's knowledge, neither Shire nor any of its subsidiaries is in violation of its Articles of Incorporation or By-laws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such conflict, breach, violation or default which would not have a Material Adverse Effect;

     (iv) Shire has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of Shire have been duly and validly authorized and issued and are fully paid and non-assessable; and the ordinary shares issuable in exchange for the Preference Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Preference Shares and the Indenture will be duly and validly issued and fully paid and non-assessable; and

     (v) To the best of such counsel's knowledge, the issue of the ordinary shares upon exchange of the Preference Shares and Shire's execution and compliance with all of the provisions of the Indenture, the Registration Rights Agreement, the Guarantee, the Deposit Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Shire or any of its subsidiaries is a party or by which Shire or any of its subsidiaries is bound or to which any of the property or assets of Shire or any of its subsidiaries is subject, except for any such conflict, breach, violation or default which would not have a Material Adverse Effect.

                                                                       EXHIBIT D

     Maples and Calder Europe, Cayman Islands counsel for the Company, shall deliver an opinion pursuant to Section 7(e) in the following form:


     We have acted as Cayman Islands legal advisers to Shire Finance Limited (the "Issuer") in connection with its issue of US$350,000,000 (subject to over allotment) 2% Senior Guaranteed Convertible Notes due 2011 (the "Notes") unconditionally and irrevocably guaranteed by Shire Pharmaceuticals Group plc (the "Guarantor") and convertible into Exchangeable Redeemable Preference Shares in the Issuer (the "Preference Shares"). We are giving this opinion to you pursuant to the purchase agreement (the "Purchase Agreement") dated 15 August, 2001 between the Issuer, the Guarantor, Bear, Stearns International Limited and Goldman Sachs International and the other purchasers named therein (together, the "Purchasers"). We understand that the Notes will be constituted by the Indenture (as defined below).

     For the purposes of this opinion, we have reviewed only originals, copies or final forms or drafts of the following documents:

          (a) the certificate of incorporation of the Issuer dated 19th July, 2001 and the amended and restated memorandum and articles of association of the Issuer as adopted on [ ] August, 2001;

          (b) the register of directors and officers, the register of mortgages and charges and the register of members of the Issuer as maintained at its registered office in the Cayman Islands;

          (c) the minutes of the meetings of the board of directors of the Issuer held on [ ] and [ ] August 2001 and the corporate records of the Issuer maintained at its registered office in the Cayman Islands;

          (d) a certificate from a director of the Issuer dated [ ] August, 2001 a copy of which is attached hereto (the "Director's Certificate");

          (e) the Purchase Agreement;

          (f) the offering circular (the "Offering Circular") dated [ ] August, 2001 relating to the issue of the Notes;

          (g) the form of the Indenture (the "Indenture") between the Issuer, the Guarantor and the Trustee and including the form of the Rule 144A Global Note and the Regulation S Global Note set out in the Schedules thereto (together, "the Global Notes"); and

          (h) the form of the Registration Rights Agreement between the Issuer, the Guarantor and the Purchasers (the "Registration Rights Agreement").

     Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion and the following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director's Certificate without further verification and have relied upon the following assumptions, which we have not independently verified:

          (i) The Purchase Agreement, the Indenture and the Registration Rights Agreement (collectively, the "Agreements") and the Notes (which expression includes, for the purposes of this opinion, the Global Notes) have been duly authorised, executed, delivered and (if appropriate) authenticated and registered by or on behalf of all relevant parties (other than the Issuer).

          (ii) The Agreements and the Notes are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with the laws of New York and all other relevant laws (other than, with respect to the Issuer, the laws of the Cayman Islands).

          (iii) The power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Issuer, the laws of the Cayman Islands) to enter into, execute and perform their respective obligations under the Agreements or to buy, hold or sell the Notes.

          (iv) The choice of the laws of New York as the governing law of the Agreements and the Notes has been made by all parties in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of New York as a matter of the laws of New York and by all other courts under all other relevant laws (other than the laws of the Cayman Islands).

          (v) Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

          (vi) The genuineness of all signatures, seals and initials.

          (vii) All conditions precedent contained in the Agreements have been satisfied or duly waived and there has been no breach of the terms of the Agreements at the date hereof.

          (viii) The Notes will be issued in accordance with the provisions of the Indenture.

          (ix) There is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Issuer or on any other party prohibiting it from entering into and performing its obligations under the Agreements or the Notes.

          (x) The Issuer is not a sovereign entity of any State and is not a subsidiary, direct or indirect of any sovereign entity or State.

          (xi) No invitation has been or will be made by or on behalf of the Issuer to the public in the Cayman Islands to subscribe for any of the Notes.

     The following opinions are given only as to matters of Cayman Islands law and we have assumed that there is nothing under any other law that would affect or vary the following opinions. Specifically we have made no investigation of the laws of New York and we offer no opinion in relation thereto.

     Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

          (i) The Issuer has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands with full corporate power and authority to own its property and assets and to carry on its business in accordance with its memorandum and articles of association and to enter into and execute and perform its obligations under the Agreements and the Notes including the issue and offer of the Notes and the allotment and issue of the Preference Shares. The Amended and Restated Memorandum and Articles of Association of the Issuer dated [ ] August, 2001 have been validly adopted.

          (ii) The execution and delivery of the Agreements and the issue and offer of the Notes by the Issuer and the issue and allotment of the Preference Shares and the performance of its obligations thereunder have been duly authorised and approved by all necessary corporate action of the Issuer and do not violate, conflict with or result in a breach of any of the terms or provisions of its memorandum and articles of association or any law, public rule or regulation applicable to the Issuer in the Cayman Islands currently in force and do not violate, conflict with or result in a breach of any existing order or decree of any governmental authority or agency or any official body in the Cayman Islands.

          (iii) Each of the Agreements has been duly executed and delivered for and on behalf of the Issuer and constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms except and in so far as such enforcement may be limited as hereinafter set forth. The Notes, when paid for, registered and issued in accordance with the Indenture, will constitute the legal, valid and binding obligations of the Issuer and, to the extent so enforceable as a matter of the proper governing law thereof, enforceable in accordance with their respective terms except and insofar as such enforcement may be limited as hereinafter set forth.

          (iv) Assuming the same to be the case as a matter of its governing law (which we have assumed is New York law) (i) the payment obligations under the Notes will constitute unsecured and unsubordinated obligations of the Issuer; and (ii) claims in respect of the Notes shall rank pari passu and without any preference among themselves with all other present and future unsecured and unsubordinated obligations of the Issuer, except for those obligations of the Issuer which are mandatorily preferred by law.

          (v) No authorisations, consents, orders, permissions or approvals are required from any governmental authorities or agencies or other official bodies in the Cayman Islands and no notice to or other filing with or action by any Cayman Islands governmental authority or regulatory body is required in connection with:

               (1)  the issue of the Offering Circular;

               (2)  the execution and delivery of the Agreements;

               (3) the execution, authentication, issue or delivery of the Notes;

               (4) the performance of any obligation under the Notes or the Agreements;

               (5) the payment of the principal, premium (if any), interest or any additional amount payable under the Notes; or

               (6)  the allotment and issue of the Preference Shares.

          (vi) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Agreements or the Notes that any document be filed, recorded or enrolled with any governmental department, agency or other authority in the Cayman Islands. There is no requirement of Cayman Islands law that the Offering Circular should be filed, recorded or enrolled with any governmental department, agency or other authority in the Cayman Islands.

          (vii) No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution or delivery of the Agreements or the Notes or the performance or enforcement of any of them, unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement) in which case stamp duty of (i) CI$2.00 (US$3) for each of the Agreements other than the Indenture and CI$100 (US$122) for the Indenture and (ii) 0.25% of the principal amount specified on the face of each Note up to a maximum of CI$250.00 (US$305) unless CI$500.00 (US$610) has been paid in respect of the entire issue of Notes, may be payable. An instrument of transfer in respect of a Note if executed in or brought within the jurisdiction of the Cayman Islands will be subject to a Cayman Islands stamp duty of CI$100.00 (US$122). Subject as aforesaid, a holder of a Note will not incur or become liable for any transfer or other similar taxes or charges under the laws of the Cayman Islands by reason of the acquisition, ownership, conversion or disposal of the

     Notes. No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of the allotment or issue of the Preference Shares or the exchange thereof in accordance with the Articles of Association of the Issuer. Nominal Cayman Islands stamp duty will be payable in respect of any instrument of transfer of the Preference Shares if executed or brought within the Cayman Islands.

          (viii) There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Cayman Islands Government or any taxing authority thereof either (i) on or by virtue of the execution, delivery, authentication (if appropriate) or enforcement of the Agreements or the Notes or (ii) on any payment of any nature to be made by the Issuer under any of the Agreements or the Notes. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. There are currently no Cayman Islands taxes or other charges or deductions of any nature on gains realised on a sale, exchange, conversion, transfer or redemption of a Note.

          (ix) The choice of the laws of New York to govern the Agreements and the Notes will be upheld as a valid choice of law under the laws of the Cayman Islands and the courts of the Cayman Islands would uphold such choice of law in a suit on the Agreements or the Notes brought in the courts of the Cayman Islands, assuming it is so pleaded. An action against the Issuer in the Cayman Islands under the Agreements or the Notes could be instituted in the Grand Court, which has jurisdiction over the Issuer, without first having to obtain a judgment in respect of the Agreements or the Notes in a court of New York for any other relevant jurisdiction. In the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than Cayman Islands dollars, a Cayman Islands court would give judgment expressed as an order to pay such currency or its Cayman Islands dollar equivalent at the time of payment or enforcement of the judgment.

          (x) The submission to the jurisdiction of the courts of New York, and the appointment of an agent to accept service of process in such jurisdiction, is legal, valid and binding on the Issuer.

          (xi) Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York courts, the courts of the Cayman Islands will recognise and enforce a judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a Cayman Islands court may stay enforcement until such appeal has been heard. A judgment with respect to a debt (including interest) which is lawfully due is not normally of a kind the enforcement of which the Cayman Islands courts would consider to be contrary to the public policy of the Cayman Islands.

          (xii) Based on our review of the Register of Writs and other Originating Process for the period since incorporation, there are no actions pending against the Issuer in the Grand Court of the Cayman Islands on [ ] August, 2001. A search at the Companies Registry in the Cayman Islands would not reveal any order or resolution for the winding up of the Issuer because under Cayman Islands law the records kept by the Registrar of Companies are not documents of public record. The enquiries referred to above which we have made at the Grand Court of the Cayman Islands have revealed no record of the presentation of any winding up petition in respect of the Issuer. We assume that there has been no change in this position since the date on which the enquiries were made.

          (xiii) None of the Purchasers, the Trustee or the holders of Notes or the Preference Shares will be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the Cayman Islands or in violation of any law thereof solely by reason of the negotiation, preparation or execution of the Agreements or the issue of the Notes or the Preference Shares or the entering into of or the exercise of their rights or the performance of their obligations under the Agreements, the Notes or the Preference Shares.

          (xiv) None of the Purchasers, the Trustee or the holders of Notes will be required to be licensed, qualified, or otherwise entitled to carry on business in the Cayman Islands in order to enforce their respective rights under, or as a consequence of the execution, delivery and performance of the Agreements or the issue of the Notes.

          (xv) There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

          (xvi) The taxation section in the Offering Circular under the heading "Cayman Islands Tax Considerations", so far as it relates to taxation within and from the Cayman Islands, is correct in all material respects.

          (xvii) In any legal proceedings taken in the Cayman Islands in relation to the Agreements or the Notes, the Issuer will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

     This opinion is subject to the following qualifications and limitations:

     (5) The term "enforceable" as used above means that the obligations assumed by the Issuer under the relevant instrument are of a type which the courts of the Cayman Islands enforce.

It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

          (f) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

          (g) enforcement may be limited by general principles of equity - for example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

          (h) claims may become barred under the statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

          (i) where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

          (j) provisions, for example, for the payment of additional interest in certain circumstances, may be unenforceable to the extent a court of the Cayman Islands determines such a provision to be a penalty; and

          (k) enforcement may be limited by the principle of forum non conveniens or analogous principles notwithstanding any purported waiver of such principle by any of the parties.

          (6) With respect to winding up proceedings, Cayman Islands law may require that all claims or debts of the Issuer are converted into its functional currency of account at the exchange rate ruling at the date of commencement of the winding up.

     (7) A certificate, determination, calculation or designation of any party to the Agreements as to any matter provided in any of the Notes or any of the Agreements might be held by a Cayman Islands court not to be conclusive, final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error.

     (8) Pursuant to the Grand Court Rules, 1995, Order 62, rule 2, the Grand Court of the Cayman Islands will award costs in litigation in accordance with contractual provisions in this regard but we have reservations as to the way this rule of court will apply in practice. While it is clear that the legal fees and expenses incurred before judgment in enforcing a contract can be recovered in accordance with the terms of that contract, it is likely that any legal fees and expenses incurred after judgment will be recoverable, if at all, in accordance with the rules laid down in the Grand Court (Taxation of Costs) Rules, 1995.

     (9) We have reservations as to the ability of a party to obtain a judgment for payment of interest at default rates (as against prescribed court rates) after judgment in the courts of the Cayman Islands.

     (10) If any provision of a document is held to be illegal, invalid or unenforceable, severance of such provision will be subject to the discretion of the Cayman Islands courts notwithstanding any express contractual provisions in this regard.

     (11) Any term of the Agreements may be amended orally by the parties thereto notwithstanding provisions to the contrary contained therein.

     (12) Any obligations of the Issuer under the Agreements and the Notes to any person or body connected with, resident in, incorporated in or constituted under the laws of any country (an "Affected Country" presently including Afghanistan, Angola, Ethiopia, Eritrea, Federal Republic of Yugoslavia, Haiti, Iraq, Liberia, Libya, Rwanda, Serbia and Montenegro, Sierra Leone and Somalia); or exercising public functions in any Affected Country or any person or body controlled by any of the foregoing or any person acting on behalf of any of the foregoing may be subject to restrictions or limitations.

     (13) In certain circumstances provisions in the Agreements or the Notes that (i) the election of a particular remedy does not preclude recourse to one or more others, or (ii) delay or failure to exercise a right or remedy will not operate as a waiver of any such right or remedy, may not be enforceable.

     (14) Based on principles of privity of contract, any indemnity or other provision of the Agreements or the Notes (not being in the form of a deed) which is expressed to be in favour of persons who are not parties to the Agreements or holders of Notes may not be enforceable by such persons in the absence of a trust in their favour.

     (15) Whilst parties to an agreement may agree inter se that respective rights and obligations take effect "as of" a date prior to the date of execution and delivery, the rights of third parties, to the extent that the same may be available thereunder, only take effect from the date of actual execution and delivery.

     (16) Entries must be made in the register of mortgages and charges of the Issuer in respect of all mortgages and charges created by the Issuer under any of the Agreements in order to comply with the requirements of the Companies Law (2001 Second Revision) of the Cayman Islands. Failure by the Issuer to comply with this requirement does not operate to invalidate any mortgage or charge, though it may be in the interests of the secured parties that the Issuer should comply with the statutory requirements.

     (17) A Cayman Islands court may set aside transactions which are not entered into on behalf of a company bona fide and in its interests and where another party to the transaction exhibits the requisite bad faith. In circumstances where the court finds that the directors of a company have acted in breach of their fiduciary duties to the company, the court may find such directors liable in damages for loss sustained by the company or its creditors as a result.

     (14) The irrevocable appointment of an agent for service of process may, as between the appointor and the agent, be revoked by the appointor unless given to secure (i) a proprietary interest of the agent or (ii) the performance of an obligation owed to the agent.

     (15) Currency indemnity provisions, so far as we are aware, have not been tested in the Cayman Islands courts and may not be effective in all circumstances.

     (16) We express no opinion in the event that the Issuer owns the Notes.

     Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Issuer in any of the Agreements, the Offering Circular or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

                                                                        ANNEX II

     Pursuant to Section 7(f) of the Purchase Agreement, Ernst & Young, accountants to Shire, shall furnish letters to the Purchasers to the effect that: [to come]